Exhibit 10.3
Dear Simon
Agreement to variation of employment agreement dated 9 June 2010 between Mr Simon Booley (the “Executive”) and EducationCity Limited (the “Company”, together with the Executive, the “Parties”) (the “Employment Agreement”)
1	It has been agreed between the Parties that the Employment Agreement shall be amended, as follows:
1.1	In clause 3.7 (Place of Work) immediately following the words “The Executive’s principal places of work shall be at Units 8 & 9 Saddlers Court, Oakham, Rutland,”, the words “(the “Office Address”) or alternatively from 1 March 2011, the Executive’s home address (the “Home Address”),” shall be inserted.

1.2	Clause 4.1 (Hours of Work) shall be deleted and replaced with the following:
“4.1	Subject always to clause 4.2 below, with effect from 1 March 2011, the Executive’s normal working hours shall be 8.30 a.m. to 5.00 p.m. for three days each week, such days to be agreed with the Company, and the Executive agrees that he will work such additional hours as are necessary for the proper performance of his duties and acknowledges that he shall not receive further remuneration in respect of such additional hours.

4.2	The Executive agrees that he will be reasonably available to assist the Company with urgent issue discussions or emergencies at any time.”
1.3	Clause 4.2 shall be renumbered clause 4.3.

1.4	Clause 6.4 (Stock Options) shall be deleted.

1.5	Clause 6.5 shall be renumbered clause 6.4.

1.6	Clause 10 (Holidays) shall be amended as follows:

1.6.1	Clause 10.1 shall be deleted and replaced as follows:

“10.1	The Executive will be entitled (in addition to the usual public and bank holidays in England and Wales, or days in lieu where the Company requires the Executive to work on a public holiday) to:
10.1.1	15 days’ holiday on full pay during the period from 1 January 2011 to 30 June 2011, to be taken at reasonable times subject to the CEO’s reasonable discretion; and

10.1.2	18 days’ holiday on full pay in each holiday year thereafter to be taken at reasonable times subject to the CEO’s reasonable discretion. The Executive’s holiday entitlement for the 2011 holiday year will be pro-rated at 9 days’ holiday from 1 July 2011 to be taken by 31 December 2011.

The Company’s holiday year being from 1 January to 31 December.”
1.6.2	In clause 10.2 the words “1/260 of the fixed annual salary” shall be replaced by:
“10.2.1	1/260 of the fixed annual salary during the period from 1 March 2011 to 30 June 2011; and

10.2.1	1/156 of the fixed annual salary during the period from 1 July 2011 to 31 December 2011,
1.6.3	In clause 10.3 the words “During any notice period pursuant to clause 3.4, the CEO may require the Executive to take any outstanding holiday entitlement.” Shall be deleted.

1.6.4	In clause 10.3.3 the words “1/260 of the fixed annual salary” shall be replaced by:
“(a)	1/260 of the fixed annual salary during the period from 1 March 2011 to 30 June 2011; and

(b)	1/156 of the fixed annual salary during the period from 1 July 2011 to 31 December 2011.”
1.6.5	In clause 11.3 (relating to sick leave), the words “in relation to contractual days worked only” shall be inserted after the words “first six months of his absence”.
2	The Parties agree that the Executive will transfer all duties relating to payroll, supplier and payment to [the Finance Director].
All other terms of the Employment Agreement shall remain unaffected and shall continue in full force and effect.
Capitalised terms defined in the Employment Agreement have, unless expressly defined in this Deed, the same meaning in this Deed.

This Deed may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, and all the counterparts together shall constitute one and the same instrument.
This Deed and any dispute or claim arising out of or in connection with it or its subject matter or formation shall be governed by and construed in accordance with the law of England and Wales.

Signed on March 4, 2011

EXECUTED as a DEED and	)
delivered by a duly	)
authorised signatory of	)
EDUCATIONCITY LIMITED	) /s/ Mark Dubrow
in the presence of:	)

Witness name:	/s/ Stacy Tanner

Address:	3232 McKinney Avenue, Suite 400, Dallas, TX 75204

Occupation:	SEC Reporting Manager, Archipelago Learning, Inc.

EXECUTED as a DEED and	)
delivered by	)
SIMON BOOLEY	) /s/ Simon Booley
in the presence of:	)

Witness name:	/s/ Thomas Morgan

Address:	371 Royal Drive, London, N113AX

Occupation:	Technical Manager
[SIGNATURE PAGE — DEED OF VARIATION TO SERVICE AGREEMENT — SIMON BOOLEY]